Exhibit 99.1

IDEXX Laboratories Announces Second Quarter Results

WESTBROOK, Maine, July 31, 2020 /PRNewswire/ --

  Reports revenue growth of 3% on a reported basis and 4% on an organic basis driven by Companion Animal Group Diagnostics recurring revenue growth of 7% reported and organic
  Revenue results supported by global "V-shaped" recovery in the pet healthcare market
  Delivers EPS of $1.72, representing 20% growth on a reported basis and 23% on a comparable constant currency basis, reflecting solid revenue gains and benefits from proactive cost controls

IDEXX Laboratories, Inc. (NASDAQ: IDXX), a global leader in veterinary diagnostics, veterinary practice software and water microbiology testing, today announced second quarter results, as well as business and market condition updates related to the 2019 novel coronavirus (COVID-19) pandemic.

Second Quarter Results

The Company reports revenues of $638 million for the second quarter of 2020, an increase of 3% on a reported and 4% on an organic basis. Second quarter results were driven by Companion Animal Group ("CAG") Diagnostics recurring revenue growth of 7% reported and organic, supported by high single-digit organic gains in both U.S. and International markets. Overall growth in the second quarter benefited by approximately 1% from revenues associated with OPTI Medical Systems COVID-19 human PCR testing. Second quarter results were moderated by declines in new CAG instrument placement levels and Water business revenues, including pressures in non-compliance water testing, impacted by factors related to the COVID-19 pandemic.

Earnings per diluted share ("EPS") was $1.72 for the second quarter, reflecting benefits from strong CAG Diagnostics recurring revenue growth and lower operating expenses, reflecting proactive cost control efforts, which supported 380 basis points of operating margin improvement on a reported basis compared to prior-year levels and 410 basis points of improvement on a constant currency basis.

"We are very pleased to report excellent second quarter financial results, supported by a sharp, global recovery in our CAG business and outstanding efforts by the IDEXX team to sustain high levels of service to our customers through the COVID-19 pandemic. These results confirm the health and resilience of the global companion animal healthcare market, supported by the continued deepening of the pet-owner bond," said Jay Mazelsky, the Company's President and Chief Executive Officer. "We are encouraged by recent market trends and confident in our ability to effectively manage through the near-term challenges presented by the COVID-19 pandemic, as we continue to execute our strategy to advance the standard of care for companion animal healthcare globally."

COVID-19 Pandemic Update

The primary impacts of the COVID-19 pandemic have been seen in IDEXX's CAG business. While veterinary care is widely recognized as an "essential" service, stay-at-home policies deployed to combat the spread of COVID-19 constrained visits to veterinary practices significantly in late March through early April, pressuring diagnostic testing volumes. Restrictions on sales professionals' access to veterinary clinics also contributed to deferrals on new CAG instrument placements.

As stay-at-home policies were relaxed, there was significant improvement in clinical visit activity which accelerated through the second quarter. Weekly U.S. companion animal practice data, available in the Q2 2020 Earnings Snapshot accessible on the IDEXX website, www.idexx.com/investors, show improvement in same store clinical visit trends since mid-April. Same store clinical visit growth was 7% in June, supported by high growth in wellness visits. Solid same store clinical visit gains have continued in July, reflected in 6% same store clinical visit growth for the three-week period ended July 17.

Companion animal market improvement trends globally have supported a strong recovery in demand for CAG diagnostic products and services. Global CAG Diagnostics recurring revenues which declined ~16% in April, increased ~8% in May and grew ~30% in June, in part supported by pent-up demand for diagnostic testing.

While these trends are encouraging, potential effects related to ongoing COVID-19 case management efforts are challenging to predict and may pressure future revenues should enhanced social distancing policies and higher infection rates impact veterinary clinic operations in certain regions.

In addition to impacts on IDEXX's CAG business, the Company has also seen pressure on Water testing volumes. There was some disruption to compliance Water testing early in the second quarter related to business lockdown effects, as well as beach and pool closures. In addition, approximately 20% of our Water revenues are related to non-compliance testing, which has seen declines related to reduced overall business activity and prioritization of laboratory spending. We anticipate that near-to-moderate-term demand for non-compliance testing will continue to be impacted by pandemic and related economic pressures.

In managing IDEXX businesses, the Company continues to provide high levels of service delivery and product support for customers during this time and maintains high health and safety standards to protect its employees and ensure business continuity. In an effort to continue to protect the health and safety of our workforce and their families and communities, the majority of IDEXX employees continue to work remotely and travel remains highly restricted. In this context, the Company has introduced new employee benefits to support remote workers. Given improved market and business trends, the Company has discontinued temporary reductions in employee salaries and benefits and Board of Directors compensation.

Due to the continued uncertainty around the scope and duration of the pandemic and the timing of a global recovery, the Company is unable, at this time, to reliably estimate the future impact on business operations and financial results.

Second Quarter Performance Highlights

Companion Animal Group

The Companion Animal Group generated 3% reported and 4% organic revenue growth for the quarter, supported by CAG Diagnostics recurring revenue growth of 7% on a reported and organic basis. Growth across IDEXX's major modalities improved through the second quarter, reflecting the broader market recovery for clinical visits and related diagnostic products and services. Overall CAG revenue growth was constrained by new instrument placement declines, resulting from continued restrictions on access to some veterinary practices and deferral of purchasing decisions. Despite these impacts, IDEXX's premium instrument installed base expanded 14% compared to the prior year, supported by high customer retention levels.

  IDEXX VetLab® consumables generated 12% reported and 13% organic revenue growth, supported by ongoing expansion of our global premium instrument installed base, continued strong customer retention, increases in testing utilization and moderate net price gains.
  Reference laboratory diagnostic and consulting services generated 7% reported and 6% organic revenue growth, supported by volume gains with existing customers, moderate net price realization and benefits from net new customer additions.
  Rapid assay products revenues declined 6% on a reported basis and 5% on an organic basis, impacted primarily by early quarter volume pressure related to the COVID-19 pandemic, as well as unfavorable revenue impacts related to promotional program timing.

Veterinary software, services and diagnostic imaging systems revenue declined 4% on a reported and 3% on an organic basis, supported by double-digit growth in subscription-based service revenues, moderated by declines in new veterinary software and diagnostic imaging systems placements.

Water

Water revenues declined 19% on a reported basis and 16% on an organic basis for the quarter, including reductions in non-compliance testing volumes due to restrictions in business operations and closures related to the COVID-19 pandemic, and the unfavorable impact from the reversal of accelerated customer stocking orders related to the COVID-19 pandemic in the first quarter of approximately $2 million which reduced revenue growth by 7%.

Livestock, Poultry and Dairy ("LPD")

LPD revenues declined 3% on a reported basis and increased by 2% on an organic basis for the second quarter, including the unfavorable impact from the reversal of accelerated customer stocking orders related to the COVID-19 pandemic in the first quarter of approximately $2.5 million which reduced revenue growth by 8%. LPD results were supported by improvements in core swine testing volumes, continued benefits from new African Swine Fever diagnostic testing programs in Asia, and growth in poultry testing. These gains were constrained by lower herd health screening levels, compared to strong prior-year results.

Gross Profit and Operating Profit

Gross profits increased 6% on a reported basis and 8% on a constant currency basis. Gross margin of 59.5% increased 180 basis points compared to prior-year period results on a reported basis and 210 basis points on a constant currency basis. Gross margin results reflected favorable mix from strong consumable revenue and lower instrument revenue, reference laboratory cost controls and productivity improvement, as well as net benefits from moderate price gains.

Operating margin was 30.3% in the quarter, 380 basis points higher than the prior-year period results on a reported basis and 410 basis points higher on a constant currency basis, supported by operating expense leverage on stronger than expected revenue growth. Operating expenses declined 4% on a reported and 2% on a constant currency basis, driven by disciplined cost management to mitigate potential impacts from the COVID-19 pandemic and lower health benefit costs from delayed employee healthcare visits. Operating expenses included an estimated $13 million in benefit from temporary salary and employee benefit reductions that have now been discontinued. The Company plans to advance prioritized investments in support of its growth strategy in the second half of 2020, while maintaining a prudent approach to overall cost management.

2020 Financial Outlook

The Company is maintaining suspension of full-year 2020 guidance due to the unpredictability of potential future impacts from the COVID-19 pandemic.

Conference Call and Webcast Information

IDEXX Laboratories, Inc. will be hosting a conference call today at 8:30 a.m. (EDT) to discuss its second quarter 2020 results and management's outlook. To participate in the conference call, dial 1-888- 771-4371 or 1-847-585-4405 and reference confirmation number 49844277. Individuals can access a live webcast of the conference call through a link on the IDEXX website, www.idexx.com/investors. An archived edition of the webcast will be available after 1:00 p.m. (EDT) on that day via the same link and will remain available for one year.

2020 Virtual Investor Day

IDEXX Laboratories, Inc. will host its 2020 virtual Investor Day on Thursday, August 13, 2020 from 10:00 am to 12:00 pm (EDT). A live audio webcast and accompanying slide presentations will be available at www.idexx.com/investors. An archived webcast replay of the event will be available approximately one hour following the event at www.idexx.com/investors.

About IDEXX Laboratories, Inc.

IDEXX Laboratories, Inc. is a member of the S&P 500® Index and is a leader in pet healthcare innovation, serving practicing veterinarians around the world with a broad range of diagnostic and information technology-based products and services. IDEXX products enhance the ability of veterinarians to provide advanced medical care, improve staff efficiency and build more economically successful practices. IDEXX is also a worldwide leader in providing diagnostic tests and information for livestock and poultry and tests for the quality and safety of water and milk and point-of-care and laboratory diagnostics for human medicine. Headquartered in Maine, IDEXX employs more than 9,000 people and offers products to customers in over 175 countries. For more information about IDEXX, visit: www.idexx.com.

Note Regarding Forward-Looking Statements

This earnings release contains statements about the Company's business prospects and estimates of the Company's financial results for future periods that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are included above under "Second Quarter Results," "COVID-19 Pandemic Update" and "Gross Profit and Operating Profit" and elsewhere and can be identified by the use of words such as "expects", "may", "anticipates", "intends", "would", "will", "plans", "believes", "estimates", "projected", "should", and similar words and expressions. Our forward-looking statements include statements relating to, among other things, the impact of the COVID-19 pandemic and the Company's planned future investments and cost-management approach. These statements are intended to provide management's expectation of future events as of the date of this earnings release; are based on management's estimates, projections, beliefs and assumptions as of the date of this earnings release; and are not guarantees of future performance. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, among other things, the adverse impact, and the duration, of the effects of the ongoing COVID-19 pandemic on our business, results of operations, liquidity, financial condition and stock price, as well as the other matters described under the headings "Business," "Risk Factors," "Legal Proceedings," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk" in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and in the corresponding sections of the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, as well as those described from time to time in the Company's other filings with the U.S. Securities and Exchange Commission available at www.sec.gov. The Company specifically disclaims any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Regarding Non-GAAP Financial Measures

The following defines terms and conventions and provides reconciliations regarding certain measures used in this earnings release and/or the accompanying earnings conference call that are not required by, or presented in accordance with, generally accepted accounting principles in the United States of America ("GAAP"), otherwise referred to as non-GAAP financial measures. To supplement the Company's consolidated results presented in accordance with GAAP, the Company has disclosed non-GAAP financial measures that exclude or adjust certain items. Management believes these non-GAAP financial measures provide useful supplemental information for its and investors' evaluation of the Company's business performance and liquidity and are useful for period-over-period comparisons of the performance of the Company's business and its liquidity and to the performance and liquidity of our peers. While management believes that these non-GAAP financial measures are useful in evaluating the Company's business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies.

Constant currency - Constant currency references are non-GAAP financial measures which exclude the impact of changes in foreign currency exchange rates and are consistent with how management evaluates our performance and comparisons with prior and future periods. We estimated the net impacts of currency on our revenue, gross profit, operating profit, and EPS results by restating results to the average exchange rates or exchange rate assumptions for the comparative period, which includes adjusting for the estimated impacts of foreign currency hedging transactions and certain impacts on our effective tax rates. These estimated currency changes impacted second quarter 2020 results as follows: decreased gross profit growth by approximately 2%, decreased gross profit margin growth by 30 basis points, decreased operating expense growth by 2%, decreased operating profit growth by 2%, decreased operating profit margin growth by 30 basis points, and decreased EPS growth by 3%. Estimated currency changes also decreased first half 2020 EPS growth by 3%. Constant currency revenue growth represents the percentage change in revenue during the applicable period, as compared to the prior-year period, excluding the impact of changes in foreign currency exchange rates. See the supplementary analysis of results below for revenue percentage change from currency for the three months ended June 30, 2020.

Growth and organic revenue growth - All references to growth and organic growth refer to growth compared to the equivalent prior-year period unless specifically noted. Organic revenue growth is a non-GAAP financial measure that excludes the impact of changes in foreign currency exchange rates and revenue from certain business acquisitions. See the supplementary analysis of results below for a reconciliation of reported revenue growth to organic revenue growth for the three and six months ended June 30, 2020. The percentage change in revenue resulting from acquisitions represents incremental revenues attributable to business acquisitions that have occurred since the beginning of the prior-year period. We exclude only acquisitions that are considered to be a business from organic revenue growth. For more detail on what acquisitions we consider to be a business in computing organic growth, please see Management's Discussion and Analysis of Financial Conditions and Results of Operations, Non-GAAP Financial Measures, contained in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

Comparable constant currency EPS growth - Comparable constant currency EPS growth is a non-GAAP financial measure that excludes the impact of changes in foreign currency exchange rates and the tax benefits of share-based compensation activity under ASU 2016-09 and non-recurring or unusual items (if any). Management believes comparable constant currency EPS growth is a more useful way to measure the Company's business performance than EPS growth because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding a key metric used by management. Share-based compensation tax benefits increased second quarter 2020 EPS by $0.06 per share, first half 2020 EPS by $0.13 per share, second quarter 2019 EPS by $0.06 per share, and first half 2019 EPS by $0.12 per share. These impacts and those described in the constant currency note above reconcile reported EPS growth to comparable constant currency EPS growth for the second quarter and first half of 2020.

Free cash flow - Free cash flow is a non-GAAP financial measure and means, with respect to a measurement period, the cash generated from operations during that period, reduced by the Company's investments in property and equipment. Management believes free cash flow is a useful measure because it indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in property and equipment that are required to operate the business. See the supplementary analysis of results below for our calculation of free cash flow for the six months ended June 30, 2020 and 2019.

Debt to Adjusted EBITDA (Leverage Ratios) - Adjusted EBITDA, gross debt, and net debt are non-GAAP financial measures. Adjusted EBITDA is a non-GAAP financial measure of earnings before interest, taxes, depreciation, amortization, non-recurring transaction expenses incurred in connection with acquisitions, share-based compensation expense, and certain other non-cash losses and charges. Management believes that reporting Adjusted EBITDA, gross debt and net debt in the Debt to Adjusted EBITDA ratios provides supplemental analysis to help investors further evaluate the Company's business performance and available borrowing capacity under the Company's credit facility. For further information on how Adjusted EBITDA and the Debt to Adjusted EBITDA ratios are calculated, see the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

Contact: John Ravis, Investor Relations, 1-207-556-8155

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations
Amounts in thousands except per share data (Unaudited)
		Three Months Ended		Six Months Ended
		June 30,	June 30,	June 30,	June 30,
		2020	2019	2020	2019
Revenue:	Revenue	$637,592	$620,103	$1,263,928	$1,196,159
Expenses and Income:	Cost of revenue	258,250	262,250	524,996	506,709
	Gross profit	379,342	357,853	738,932	689,450
	Sales and marketing	94,181	101,364	210,324	207,948
	General and administrative	60,268	59,955	126,080	120,316
	Research and development	31,645	32,259	64,955	63,773
	Income from operations	193,248	164,275	337,573	297,413
	Interest expense, net	(9,426)	(8,153)	(16,978)	(16,499)
	Income before provision for income taxes	183,822	156,122	320,595	280,914
	Provision for income taxes	34,826	30,421	59,743	52,504
Net Income:	Net income	148,996	125,701	260,852	228,410
	Less: Noncontrolling interest in subsidiary's earnings	56	(5)	85	23
	Net income attributable to stockholders	$148,940	$125,706	$260,767	$228,387
	Earnings per share: Basic	$1.75	$1.46	$3.06	$2.65
	Earnings per share: Diluted	$1.72	$1.43	$3.01	$2.61
	Shares outstanding: Basic	85,134	86,215	85,282	86,210
	Shares outstanding: Diluted	86,402	87,615	86,568	87,594

IDEXX Laboratories, Inc. and Subsidiaries
Selected Operating Information (Unaudited)
		Three Months Ended		Six Months Ended
		June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019

Operating Ratios	Gross profit	59.5%	57.7%	58.5%	57.6%
(as a percentage of revenue):	Sales, marketing, general and administrative expense	24.2%	26.0%	26.6%	27.4%
	Research and development expense	5.0%	5.2%	5.1%	5.3%
	Income from operations[1]	30.3%	26.5%	26.7%	24.9%

[1]Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Segment Information
Amounts in thousands (Unaudited)

		Three Months Ended		Three Months Ended
		June 30, 2020	Percent of Revenue	June 30, 2019	Percent of Revenue

Revenue:	CAG	$566,100		$547,349
	Water	28,116		34,764
	LPD	32,244		33,104
	Other	11,132		4,886
	Total	$637,592		$620,103

Gross Profit[1]:	CAG	$334,467	59.1%	$311,295	56.9%
	Water	19,678	70.0%	24,861	71.5%
	LPD	18,839	58.4%	19,679	59.4%
	Other	6,358	57.1%	2,018	41.3%
	Total	$379,342	59.5%	$357,853	57.7%

Income from Operations[1]:	CAG	$167,969	29.7%	$141,190	25.8%
	Water	12,258	43.6%	16,722	48.1%
	LPD	8,249	25.6%	6,568	19.8%
	Other	4,772	42.9%	(205)	(4.2)%
	Total	$193,248	30.3%	$164,275	26.5%

		Six Months Ended			Six Months Ended
		June 30, 2020	Percent of Revenue	June 30, 2019	Percent of Revenue

Revenue:	CAG	$1,118,096		$1,056,267
	Water	62,265		65,074
	LPD	66,398		64,610
	Other	17,169		10,208
	Total	$1,263,928		$1,196,159

Gross Profit[1]:	CAG	$643,810	57.6%	$598,965	56.7%
	Water	44,427	71.4%	47,008	72.2%
	LPD	41,151	62.0%	38,728	59.9%
	Other	9,544	55.6%	4,749	46.5%
	Total	$738,932	58.5%	$689,450	57.6%

Income from Operations[1]:	CAG	$286,628	25.6%	$252,909	23.9%
	Water	28,140	45.2%	30,537	46.9%
	LPD	17,912	27.0%	12,857	19.9%
	Other	4,893	28.5%	1,110	10.9%
	Total	$337,573	26.7%	$297,413	24.9%

[1] Effective January 1, 2020, we modified our management reporting to the Chief Operating Decision Maker to provide a more comprehensive view of the performance of our operating segments by including costs that were previously not allocated to our segments. Prior to January 1, 2020, certain costs were not allocated to our operating segments and were instead reported under the caption "Unallocated Amounts". These costs included costs primarily consisting of our R&D function, regional or country expenses and unusual items. Corporate support function costs (such as information technology, facilities, human resources, finance and legal), health benefits and incentive compensation were charged to our business segments at pre-determined budgeted amounts or rates. Beginning January 1, 2020, the segments will reflect these actual costs allocated to the segment based on various allocation methods, including revenue and headcount. Foreign exchange losses on settlements of foreign currency denominated transactions are not allocated to our operating segments and are instead reported under our Other reporting segment.

IDEXX Laboratories, Inc. and Subsidiaries
Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets
Amounts in thousands (Unaudited)
	Three Months Ended

	June 30, 2020	June 30, 2019	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
Net Revenue
CAG	$566,100	$547,349	$18,751	3.4%	(1.0)%	0.7%	3.8%
United States	387,113	367,031	20,082	5.5%	—	1.0%	4.5%
International	178,987	180,318	(1,331)	(0.7)%	(3.1)%	—	2.3%
Water	28,116	34,764	(6,648)	(19.1)%	(3.0)%	—	(16.2)%
United States	13,935	16,759	(2,824)	(16.8)%	—	—	(16.8)%
International	14,181	18,005	(3,824)	(21.2)%	(5.8)%	—	(15.5)%
LPD	32,244	33,104	(860)	(2.6)%	(4.3)%	—	1.7%
United States	3,242	3,309	(67)	(2.0)%	—	—	(2.0)%
International	29,002	29,795	(793)	(2.6)%	(4.8)%	—	2.2%
Other	11,132	4,886	6,246	127.8%	—	—	127.8%
Total Company	$637,592	$620,103	$17,489	2.8%	(1.3)%	0.6%	3.6%
United States	405,998	388,875	17,123	4.4%	—	0.9%	3.5%
International	231,594	231,228	366	0.2%	(3.6)%	—	3.8%

	Three Months Ended

	June 30, 2020	June 30, 2019	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
Net CAG Revenue
CAG Diagnostics recurring revenue:	$510,254	$477,431	$32,823	6.9%	(1.1)%	0.8%	7.2%
IDEXX VetLab consumables	196,061	175,159	20,902	11.9%	(1.6)%	—	13.5%
Rapid assay products	64,658	68,605	(3,947)	(5.8)%	(0.6)%	—	(5.1)%
Reference laboratory diagnostic and consulting services	228,816	213,892	14,924	7.0%	(0.8)%	1.7%	6.1%
CAG Diagnostics services and accessories	20,719	19,775	944	4.8%	(1.3)%	—	6.1%
CAG Diagnostics capital – instruments	18,871	31,526	(12,655)	(40.1)%	(1.0)%	—	(39.1)%
Veterinary software, services and diagnostic imaging systems	36,975	38,392	(1,417)	(3.7)%	(0.3)%	—	(3.4)%
Net CAG revenue	$566,100	$547,349	$18,751	3.4%	(1.0)%	0.7%	3.8%

[1]See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets
Amounts in thousands (Unaudited)
	Six Months Ended

	June 30, 2020	June 30, 2019	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
Net Revenue
CAG	$1,118,096	$1,056,267	$61,829	5.9%	(1.0)%	0.7%	6.1%
United States	760,388	704,905	55,483	7.9%	—	1.1%	6.8%
International	357,708	351,362	6,346	1.8%	(2.9)%	—	4.7%
Water	62,265	65,074	(2,809)	(4.3)%	(3.0)%	—	(1.4)%
United States	30,876	31,363	(487)	(1.6)%	—	—	(1.6)%
International	31,389	33,711	(2,322)	(6.9)%	(5.7)%	—	(1.2)%
LPD	66,398	64,610	1,788	2.8%	(4.0)%	—	6.8%
United States	7,019	6,572	447	6.8%	—	—	6.8%
International	59,379	58,038	1,341	2.3%	(4.4)%	—	6.8%
Other	17,169	10,208	6,961	68.2%	—	—	68.2%
Total Company	$1,263,928	$1,196,159	$67,769	5.7%	(1.2)%	0.6%	6.3%
United States	802,781	747,163	55,618	7.4%	—	1.0%	6.4%
International	461,147	448,996	12,151	2.7%	(3.3)%	—	6.0%

	Six Months Ended

	June 30, 2020	June 30, 2019	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
Net CAG Revenue
CAG Diagnostics recurring revenue:	$998,179	$921,222	$76,957	8.4%	(1.0)%	0.8%	8.5%
IDEXX VetLab consumables	384,774	342,370	42,404	12.4%	(1.4)%	—	13.8%
Rapid assay products	122,088	123,036	(948)	(0.8)%	(0.6)%	—	(0.2)%
Reference laboratory diagnostic and consulting services	449,077	416,550	32,527	7.8%	(0.8)%	1.8%	6.8%
CAG Diagnostics services and accessories	42,240	39,266	2,974	7.6%	(1.4)%	—	9.0%
CAG Diagnostics capital – instruments	42,704	60,275	(17,571)	(29.2)%	(1.1)%	—	(28.0)%
Veterinary software, services and diagnostic imaging systems	77,213	74,770	2,443	3.3%	(0.3)%	—	3.5%
Net CAG revenue	$1,118,096	$1,056,267	$61,829	5.9%	(1.0)%	0.7%	6.1%
	—
[1]See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
Amounts in thousands (Unaudited)
		June 30, 2020	December 31, 2019

Assets:	Current Assets:
	Cash and cash equivalents	$105,293	$90,326
	Accounts receivable, net	320,320	269,312
	Inventories	229,377	195,019
	Other current assets	124,622	124,982
	Total current assets	779,612	679,639
	Property and equipment, net	550,895	533,845
	Other long-term assets, net	630,206	618,991
	Total assets	$1,960,713	$1,832,475
Liabilities and Stockholders'
Equity:	Current Liabilities:
	Accounts payable	$73,903	$72,172
	Accrued liabilities	308,768	322,938
	Line of credit	121,596	288,765
	Deferred revenue	36,317	41,462
	Total current liabilities	540,584	725,337
	Long-term debt	899,562	698,910
	Other long-term liabilities, net	247,167	230,403
	Total long-term liabilities	1,146,729	929,313
	Total stockholders' equity	272,963	177,473
	Noncontrolling interest	437	352
	Total stockholders' equity	273,400	177,825
	Total liabilities and stockholders' equity	$1,960,713	$1,832,475

IDEXX Laboratories, Inc. and Subsidiaries
Select Balance Sheet Information (Unaudited)
		June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Selected Balance Sheet Information:	Days sales outstanding[1]	44.4	41.5	40.5	41.8	41.7
	Inventory turns[2]	1.6	1.9	2.2	2.0	2.1

[1]Days sales outstanding represents the average of the accounts receivable balances at the beginning and end of each quarter divided by revenue for that quarter, the result of which is then multiplied by 91.25 days.

[2]Inventory turns represent inventory-related cost of product revenue for the twelve months preceding each quarter-end divided by the average inventory balances at the beginning and end of each quarter.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
Amounts in thousands (Unaudited)
		Six Months Ended
		June 30, 2020	June 30, 2019

Operating:	Cash Flows from Operating Activities:
	Net income	$260,852	$228,410
	Non-cash charges	70,576	60,381
	Changes in assets and liabilities	(95,415)	(117,311)
	Net cash provided by operating activities	236,013	171,480
Investing:	Cash Flows from Investing Activities:
	Purchases of property and equipment	(73,558)	(71,987)
	Acquisition of intangible assets and business	(668)	(304)
	Net cash used by investing activities	(74,226)	(72,291)
Financing:	Cash Flows from Financing Activities:
	Repayments on revolving credit facilities, net	(167,692)	(147,519)
	Issuance of senior notes	200,000	100,000
	Debt issuance costs	(4,988)	(142)
	Payment of acquisition-related contingent consideration	(1,080)	(1,695)
	Repurchases of common stock	(182,815)	(74,994)
	Proceeds from exercises of stock options and employee stock purchase plans	20,613	19,653
	Shares withheld for statutory tax withholding on restricted stock	(8,668)	(7,572)
	Net cash used by financing activities	(144,630)	(112,269)
	Net effect of changes in exchange rates on cash	(2,190)	131
	Net increase (decrease) in cash and cash equivalents	14,967	(12,949)
	Cash and cash equivalents, beginning of period	90,326	123,794
	Cash and cash equivalents, end of period	$105,293	$110,845

IDEXX Laboratories, Inc. and Subsidiaries
Free Cash Flow
Amounts in thousands except per share data (Unaudited)
		Six Months Ended
		June 30, 2020	June 30, 2019

Free Cash Flow:	Net cash provided by operating activities	$236,013	$171,480
	Investing cash flows attributable to purchases of property and equipment	(73,558)	(71,987)
	Free cash flow[1]	$162,455	$99,493

[1]See Statements Regarding Non-GAAP Financial Measures, above.

IDEXX Laboratories, Inc. and Subsidiaries
Common Stock Repurchases
Amounts in thousands except per share data (Unaudited)
	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019

Shares repurchased in the open market	—	86	721	353
Shares acquired through employee surrender for statutory tax withholding	—	1	30	37
Total shares repurchased	—	87	751	390

Cost of shares repurchased in the open market	$—	$20,285	$179,623	$74,147
Cost of shares for employee surrenders	65	169	8,669	7,572
Total cost of shares	$65	$20,454	$188,292	$81,719

Average cost per share – open market repurchases	$—	$235.94	$249.20	$209.81
Average cost per share – employee surrenders	$312.19	$249.77	$288.94	$207.16
Average cost per share – total	$312.19	$236.04	$250.79	$209.56